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                                                                  Exhibit (h)(5)

[CGM Funds Letterhead]
September 25, 2003

CDC Nvest Cash Management Trust
399 Boylston Street
Boston, Massachusetts  02116

Re:  Customer Identification Program Delegation

Dear Ladies/Gentlemen:

     As you know, shareholders of CGM Capital Development Fund and of each series of CGM Trust may exchange their shares for shares of CDC Nvest Cash Management Fund (the "CDC Nvest Fund"), a money market fund distributed by CDC IXIS Asset Management Distributors, L.P. By this letter agreement (the "Agreement"), each of CGM Capital Development Fund and CGM Trust (each, a "CGM Fund," and together, the "CGM Funds") and CDC Nvest Fund (together with the CGM Funds, each a "Fund") consent to the following terms:

WHEREAS, shareholders of the CGM Funds may, as described in the registration statements of each CGM Fund, exchange their CGM Fund shares for shares of CDC Nvest Fund, and may from time to time exchange such CDC Nvest Fund shares for CGM Fund shares (such shareholders being referred to herein as the "Exchanging Shareholders"); and

WHEREAS, each of the CGM Funds and the CDC Nvest Fund has adopted Anti-Money Laundering Procedures in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"); and

WHEREAS, each of the CGM Funds and the CDC Nvest Fund has adopted a Customer Identification Program ("CIP") in compliance with the final rules of the Department of the Treasury and the Securities and Exchange Commission ("SEC") adopted pursuant to Section 326 of the USA PATRIOT Act (the "CIP Regulations"), and each party to this Agreement has provided such party's CIP to each other party to this Agreement; and

WHEREAS, as provided for under the CIP Regulations, the CDC Nvest Fund on the one hand and the CGM Funds on the other wish to delegate to the other party its obligations to administer the requirements of the CIP Regulations with respect to Exchanging Shareholders, and the other party wishes to accept such delegation;

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NOW THEREFORE, each of the CGM Funds and the CDC Nvest Fund acknowledge and agree that:

(1) Each of the CGM Funds and the CDC Nvest Fund is a financial institution, as defined in the CIP Regulations, subject to a rule implementing the anti-money laundering compliance program requirements of 31 U.S.C. 5318(h), and is regulated by the SEC;

(2) In the case of Exchanging Shareholders, CDC Nvest Fund will not verify account information pursuant to its CIP at the time of an exchange, but will rely upon the performance by each CGM Fund of its obligations pursuant to the CGM Fund's CIP. To the extent that an Exchanging Shareholder holding CDC Nvest Fund shares provides new account information to CDC Nvest Fund, CDC Nvest Fund will verify such information pursuant to its CIP, and each CGM Fund will rely upon such verification in the event such Exchanging Shareholder subsequently exchanges his or her shares of CDC Nvest Fund for shares of a CGM Fund;

(3) The CGM Funds and the CDC Nvest Fund each will certify annually to the other that it has implemented an anti-money laundering program and that it, or its agent, will perform the specified requirements of its CIP in relation to the Exchanging Shareholders as described in paragraph (2) above, in the form of a certification letter as attached hereto as Exhibit 1;

(4)(a) Each of the CGM Fund's and the CDC Nvest Fund's Declaration of Trust provides that all persons contracting with the Fund shall look only to the assets of the Fund for payment under any contract or claim, and to the extent liability may attach to the assets of any particular series of a Fund, only to the assets of that particular series, and that neither the Fund's shareholders nor trustees, nor any of the Fund's officers, employees or agents past, present or future shall be personally liable therefor. Each party is expressly put on notice of this limitation of liability with respect to each other party to this Agreement, and agrees that (i) any obligations or liabilities of a Fund, or a series thereof, under this Agreement shall be limited in all cases to the particular Fund, or the particular series thereof, and (ii) it will not seek satisfaction of any obligations or liabilities arising under this Agreement from the shareholders of any Fund, or series thereof, or from any trustee, officer, employee or agent of the Fund. Each party understands that the rights and obligations of any series of a Fund are separate and distinct from those of any and all other series of the Fund;

(b) A copy of each Fund's Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually, but are binding only upon the assets and property of the Fund;

(5) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts;

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(6) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument;

(7) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any and all prior understanding;

(8) Each Fund agrees to provide each other Fund with such shareholder and account information pertaining to the Exchanging Shareholders as may be reasonably requested by such other Fund from time to time in order to respond to
(a) a request for such information made by a regulatory authority, (b) a subpoena requesting such information, or (c) a request from an Exchanging Shareholder. The Fund requesting such information will provide the other party with appropriate documentation of the circumstances giving rise to the request; and

(9) Any party may terminate this Agreement without penalty on sixty days notice to the other parties.

     If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the CGM Funds whereupon this letter shall become a binding contract.

Very truly yours,

CGM Trust, on behalf of itself and on behalf of CGM Mutual Fund
     CGM Realty Fund
     CGM Focus Fund

By: /s/ Kathleen S. Haughton
    ------------------------
Kathleen S. Haughton, AML Officer

CGM Capital Development Fund

By: /s/ Kathleen S. Haughton
    ------------------------
Kathleen S. Haughton, AML Officer

The foregoing Agreement is hereby accepted as of the date thereof.

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CDC Nvest Cash Management Trust

By: /s/ Frank A. LoPiccolo
    ----------------------
Frank A. LoPiccolo, AML Officer

Date: 9/30/03

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                                    EXHIBIT 1
            Form of Annual CIP Certification Letter to CDC NVEST Fund

[DATE]

[Address]

Dear [Name]:

     This letter certifies that as of the date hereof, the CGM Funds have implemented their anti-money laundering compliance program in conformance with applicable law, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), and that the CGM Funds, or their agent, has performed the specified requirements of the CGM Funds' Customer Identification Program in relation to all CGM Fund shareholders, including those who subsequently exchange their shares for shares of the CDC Nvest Cash Management Fund.

Very truly yours,

The CGM Funds

By: _____________________________
[Officer]

Date: ___________

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              Form of Annual CIP Certification Letter to CGM Funds

[Date]

[Address]

Dear [Name]:

     This letter certifies that as of the date hereof, the CDC Nvest Cash Management Fund (the "Fund") has implemented its anti-money laundering compliance program in conformance with applicable law, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), and that the Fund, or its agent, has performed the specified requirements of the Fund's Customer Identification Program in relation to Fund shareholders who received their Fund shares in exchange for shares of a CGM Fund and who subsequently provided new account information to the Fund.

Very truly yours,

CDC Nvest Cash Management Fund

By:  _____________________________
[Officer]

Date: ___________

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